LIMITED POWER OF ATTORNEY
FOR CERTAIN REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Michael Colosi, Debra Cotter, Roxanne Tingir and Stephanie Delavale, each acting individually, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Weight Watchers
International, Inc., a Virginia corporation (the "Company"), with the United
States Securities and Exchange Commission (the "SEC"), any national securities exchange or any similar authority, and the Company, as may be considered necessary or advisable pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), or the rules and regulations of any national securities exchange on which such securities may be listed and/or tracked or any similar authority;

(2)	prepare, execute, acknowledge, deliver and file Forms 144 (including any amendments thereto) with respect to the securities of the Company, with the SEC, any national securities exchange or any similar authority, and the Company, as may be considered necessary or advisable pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder, including Rule 144, as amended from time to time (the "Securities Act"), or the rules and regulations of any national securities exchange on which such securities may be listed and/or tracked or any similar authority;

(3)	prepare, execute, acknowledge, deliver and file any and all other documents
(including any amendments thereto), including, without limitation, a Form ID, with the SEC and any national securities exchange or similar authority, as may be considered necessary or advisable to facilitate the filing of Forms 3, 4, and
5 as set forth above;

(4)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(5)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this limited power of attorney ("Power of Attorney") authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, the Securities Act or the rules and regulations of any national securities exchange or any similar authority, (ii) any liability of the undersigned for any failure to comply with such requirements, rules or regulations, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act, the Securities Act, including without limitation the reporting requirements under Rule 144, or the rules and regulations of any national securities exchange or any similar authority.

The undersigned hereby gives and grants each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that each such attorney-in-fact (or such attorney-in-fact's substitute or substitutes), of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of August, 2018.


/s/ Julie Rice
Signature

Julie Rice
Name


KINGDOM OF ENGLAND	)
                                   		)        SS
CITY OF LONDON		)

On 15 August, 2018, before me personally came Julie Rice to me known to be the person described in, and who executed, the foregoing instrument. Such person duly swore to such instrument before me and duly acknowledged executing the same.


/s/ Christopher G. Higgins
(Notary Public)
Notary Public London, England
(Christopher G. Higgins)

My commission expires on: My Commission expires at Death

SAVILLE & CO.
SCRIVENER NOTARIES
Saville Notaries LLP
One Carey Lane, London   EC2V 8AE
Telephone:  +44 (0) 20 7776 9800
www.savillenotaries.com
Company Number OC420687

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